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                                                                    EXHIBIT 23.3


Consent of Diamond, Leftwich, Goheen & Dunn


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-4, and the related Prospectus of Horizon Bancorp, Inc. and Subsidiaries for the registration of 1,818,000 shares of its common stock and to the incorporation by reference therein of our report dated February 12, 1996, with respect to the consolidated financial statements of Twentieth Bancorp, Inc. and Subsidiaries incorporated by reference in its Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                         /s/ Diamond, Leftwich, Goheen & Dunn


Huntington, West Virginia
April 5, 1996